EXHIBIT 10.3

                    Consulting Agreement with William Kefalas


                              CONSULTING AGREEMENT
                                     BETWEEN
                                 WILLIAM KEFALAS
                                       AND
                                  TEKRON, INC.


         THIS CONSULTING AGREEMENT ("Agreement") is effective as of January 23, 2002 ("Effective Date"), by and between Tekron, Inc., a Delaware corporation ("Corporation"), on the one hand and William Kefalas, an individual, ("Consultant"), on the other hand.

                                    RECITALS

         Whereas, The Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its shareholders that the Corporation retain the services of a Consultant to provide day-to-day services of the type typically provided by a key executive officer of a corporation such as a chief executive officer.

         Whereas, It is the desire of the Corporation to engage the services of the Consultant, on an independent contractor basis, to provide said services.

                                    AGREEMENT

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKING SPECIFIED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

1. Term of Agreement: This Agreement shall be in full force and effect commencing upon the date hereof and concluding at the close of business on the same date in 2003. The respective duties and obligations of the parties shall commence on the date specified in the Preamble of this Agreement and shall continue until the close of business on the same date in 2003.

2. Consideration: On _______________, 2002, the Corporation shall issue the Consultant Five Hundred Thousand shares of the Corporation's $0.001 par value common stock ("Shares"). The number of Shares which will be issued pursuant to this Agreement shall be adjusted to reflect any splits, recapitalization, reverse splits, capitalization's, mergers, consolidations, sale of assets or other corporate reorganizations.

3. Minimum Amount of Service: The Consultant shall devote as much time as it deems necessary to the affairs of the Corporation as the Consultant, in the Consultant's sole discretion, determines to be necessary or appropriate; and the Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole discretion, determines to be necessary or appropriate. The services to be performed by Consultant shall include, but not be limited to, those day-to-day services typically provided by a key executive officer of a corporation, such as a chief executive officer.

4. Service as Officer or Director. It is anticipated by the parties hereto that at some point during the term of this Agreement Consultant will become an officer and/or a director of the Corporation. In the event Consultant becomes either an officer or a director of the Corporation during the term of this Agreement, the parties hereto will evaluate the need to enter into a more typical employment agreement that would supercede and replace this Agreement

5. Hold Harmless: The Corporation and the Consultant also mutually agree to indemnify and hold harmless each party and each of its affiliates, counsel, stockholders, directors, officers, employees and controlling persons, with the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, for any violations of state or federal securities laws by either party or any of its officers, other employees, agents, affiliates, counsel, stockholders, directors, and controlling persons. The Corporation acknowledges and affirms that it will not request, require or otherwise induce Consultant to become involved in any activities whatsoever that would result in Consultant violating any provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including, but not limited to, the provisions of Form S-8, Regulations S-K and S-B, and the Corporation agrees to indemnify and hold harmless the Consultant from any violation thereof.

6. Confidentiality: Consultant agrees to keep confidential all material, non-public information provided to it by the Corporation, except as required by law or as contemplated by the terms of this Agreement. Notwithstanding anything to the contrary herein, Consultant may disclose non-public information to its agents and advisors whenever Consultant determines that such disclosure is necessary or advisable to provide the services contemplated hereunder, Consultant shall inform all parties who receive disclosure of non-public information or who have access to such information of the obligation of confidentiality, and shall inform the Corporation of any disclosure of non-public information to any party other than Consultant's independent public accountants or attorneys.

7. Notices: All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or be telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

                  If to the Corporation:             Tekron, Inc.
                                                     71 Sir James Court
                                                     Arva, Ontario, Canada
                                                     N0M 1C0
                                                     Telephone:  (519) 661-2697
                                                     Fax:        (519) 667-0366

                  If to the Consultant:              William Kefalas
                                                     55 Stevenson Street North
                                                     Guelph, Ontario, Canada
                                                     N1E 5A3
                                                     Telephone:  (519) 763-4266

         or at such other address as the party affected may designate in a written notice to such other party in compliance with this paragraph.

8. Assignability: Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

9. Termination: Tekron, Inc., and Consultant may terminate this Agreement prior to the expiration of the Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

         A.       By Tekron, Inc.

         (i) If during the Primary Term of this Agreement or any Extension Period, Consultant is unable or fails to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Consultant's Personnel; or,

         (ii) If Consultant willfully breaches or neglects the duties required to be performed hereunder; or,

         B.       By Consultant

         (i) If Tekron ceases business or sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

         (ii) If Tekron, subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy, or is adjudicated a bankrupt; or,

         (iii) If any of the disclosures made herein or subsequent hereto by Tekron to Consultant are determined to be materially false or misleading.

10. Consent to Agreement: By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

Executed at Arva, Ontario on June 1, 2002.


TEKRON, INC.                                    WILLIAM KEFALAS
a Delaware corporation                          an Individual



By:   /s/ William Kefalas                       By:   /s/ William Kefalas
      -------------------                             -------------------
      William Kefalas                                 William Kefalas
      President, Director                             Consultant
      71 Sir James Court                              55 Stevenson Street North
      Arva, Ontario, Canada                           Guelph, Ontario, Canada
      N0M 1C0                                         N1E 5A3